As filed with the Securities and Exchange Commission on July 27, 2004
                                      An Exhibit List can be found on page II-5.
                                                   Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           THE WORLD GOLF LEAGUE, INC.
                 (Name of small business issuer in its charter)

 DELAWARE                             6770                          98-0201235
(State or other           (Primary Standard Industrial         (I.R.S. Employer
Jurisdiction of            Classification Code Number)       Identification No.)
Incorporation or
Organization)

                         2139 STATE ROAD 434, SUITE 101
                             LONGWOOD, FLORIDA 32779
                                 (407) 331-6272
(Address and telephone number of principal executive offices and principal place of business)



                   MICHAEL S. PAGNANO, CHIEF EXECUTIVE OFFICER
                           THE WORLD GOLF LEAGUE, INC.
                         2139 STATE ROAD 434, SUITE 101
                             LONGWOOD, FLORIDA 32779
                                 (407) 331-6272
            (Name, address and telephone number of agent for service)


                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________


                               CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF     AMOUNT TO BE       PROPOSED       PROPOSED       AMOUNT OF
SECURITIES TO BE           REGISTERED (1)     MAXIMUM        MAXIMUM        REGISTRATION FEE
REGISTERED                                    OFFERING       AGGREGATE
                                              PRICE PER      OFFERING PRICE
                                              SHARE
-----------------------   ---------------    ------------   ---------------  -----------------
Common stock, $.001 par   65,000,000 (2)      $ .02 (3)      $1,300,000        $ 134.71
value issuable upon
conversion of debentures
-----------------------   ---------------    ------------   ---------------  -----------------
Common Stock, $.001 par    2,500,000 (4)      $1.00 (5)      $2,500,000        $ 316.75
value issuable upon
exercise of warrants
-----------------------   ---------------    ------------   ---------------  -----------------
Total                     67,500,000                         $3,800,000        $ 481.46
-----------------------   ---------------    ------------   ---------------  -----------------




(1) Includes shares of our common stock, par value $.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible debentures and the exercise of warrants held by the selling stockholder. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on July 26, 2004, which was $.02 per share.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $1.00 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $1.00.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED  JULY 27, 2004



                           THE WORLD GOLF LEAGUE, INC.
                              67,500,000 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholder of up to 67,500,000 shares of our common stock, including up to 65,000,000 shares of common stock underlying convertible debentures and up to 2,500,000 issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. The selling stockholder may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholder may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-the-Counter Bulletin Board under the symbol "WGFL". The last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on July 26, 2004, was $.02.

INVESTING  IN  THESE SECURITIES INVOLVES SIGNIFICANT RISKS.   SEE "RISK FACTORS"
BEGINNING  ON  PAGE  4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is        , 2004.
                                                 ------

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY THE WORLD GOLF LEAGUE, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE SALE IS NOT PERMITTED.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

THE  WORLD  GOLF  LEAGUE,  INC.

     We are a four-year-old corporation based in Longwood, Florida, which markets our "Play for Pay" concept directly and through licensees in the United States and 27 international venues. We were founded in 1999 to capitalize on the largest participation sport in the world, 26.5 million golfers in the United States and over 60 million worldwide. Our concept, average golfers playing for substantial prize money with full handicap, has received national publicity from the Golf Channel, Sports Illustrated and several major market news publications. Participants in World Golf events have included NFL Hall of Famers Lawrence Taylor and Rickey Jackson, NHL Hall of Famer Phil Esposito and pro golfer Fulton Allem.

For the three months ended March 31, 2004, we generated no revenues and a net loss of $1,162,007. In addition, for the year ended December 31, 2003, we generated revenue in the amount of $10,203 and a net loss of $5,741,421. As a result of recurring losses from operations, a working capital deficit and a stockholders deficit, our auditors, in their report dated March 12, 2004, have expressed substantial doubt about our ability to continue as going concern.

Our principal offices are located at 2139 State Road 434, Suite 101, Longwood, Florida 32779, and our telephone number is (407) 331-6272. We are a Delaware corporation.


The Offering
Common  stock  offered by selling stockholder. . . . .Up  to 67,500,000 shares, including up  to  65,000,000 shares of common
                                                      stock  underlying  convertible
                                                      debentures  in  the  amount  of
                                                      $250,000  and  up  to  2,500,000
                                                      issuable  upon  the  exercise  of
                                                      common  stock  purchase warrants at
                                                      an  exercise  price  of  $1.00  per
                                                      share,  based  on  current  market
                                                      prices and assuming full conversion
                                                      of  the  convertible debentures and
                                                      the  full  exercise of the warrants
                                                      (includes  a good faith estimate of
                                                      the  shares  underlying convertible
                                                      debentures  and  shares  underlying
                                                      warrants  to  account  for  market
                                                      fluctuations,  and antidilution and
                                                      price  protection  adjustments,
                                                      respectively).  This  number
                                                      represents  13.58%  of  our  then
                                                      current  outstanding  stock.

Common stock to be outstanding after the offering. . .Up  to  497,096,892  shares

Use of proceeds. . . . . . . . . . . . . . . . . . . .We  will  not  receive  any proceeds  from  the  sale  of  the
                                                      common  stock.  However,  we  will
                                                      receive  up  to  $2,500,000  upon
                                                      exercise  of  the  warrants  by the
                                                      selling  stockholder.  We expect to
                                                      use  the proceeds received from the
                                                      exercise  of  the warrants, if any,
                                                      for  general  working  capital
                                                      purposes.  We received an aggregate
                                                      of  $250,000 in connection with the
                                                      issuance  of  the  convertible
                                                      debenture  to  the  selling
                                                      stockholder.  We  used the $250,000
                                                      for  the  general  working  capital
                                                      purposes  and  the  payment  of
                                                      professional  fees.

Over-The-Counter Bulletin Board Symbol. . . . . . . . WGFL


     The above information regarding common stock to be outstanding after the offering is based on 429,896,892 shares of common stock outstanding as of July 13, 2004 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on June 4, 2004 for the sale of
(i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

The  investors are obligated to provide us an aggregate of $250,000 as  follows:

     -    $100,000  was  disbursed  to  us  on  June  4,  2004;
     - $100,000 will be disbursed within five business days of this registration statement being declared effective; and
     - $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

     The debentures bear interest at 7%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

Explanatory note: On June 4, 2004, we entered into a securities purchase agreement with Golden Gate Investors, Inc. Any issuance of shares of common stock pursuant to this Agreement that would require us to issue shares of common stock in excess of our authorized capital is also contingent upon us obtaining shareholder approval to increase our authorized shares of common stock from 500,000,000 to 1,000,000,000 and filing the Certificate of Amendment to our Certificate of Incorporation. On July **, 2004, we filed a preliminary information statement with the Securities and Exchange Commission, which is currently being reviewed, stating that a majority of the shareholders of our company will have authorized the increase in our authorized shares of common stock. We intend on filing the Certificate of Amendment to our Certificate of Incorporation 20 days after the mailing and filing of the definitive information statement. We are registering 67,500,000 shares of common stock pursuant to this prospectus that are underlying the convertible debentures and warrants issued in connection with the securities purchase agreement. Upon filing the certificate of amendment, we will amend this prospectus to include additional shares of common stock that are issuable pursuant to this agreement.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:
------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, REQUIRING US TO SEEK ADDITIONAL SOURCES OF CAPITAL WHICH MAY NOT BE AVAILABLE, REQUIRING US TO CURTAIL OR CEASE OPERATIONS.

     We had a net loss of $5,741,421 for the year ended December 31, 2003 compared to a net loss of $966,113 for the fiscal year ended December 31, 2002. Additionally, we had a net loss of $1,162,007 for the three months ended March 31, 2004. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations or cannot be adjusted accordingly, we will continue to incur losses. Our possible success is dependent upon the successful development and marketing of our services and products, as to which there is no assurance. Any future success that we might enjoy will depend upon many factors, including factors out of our control or which cannot be predicted at this time. These factors may include changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors, changes in general economic conditions, increases in operating costs, including costs of supplies, personnel and equipment, reduced margins caused by competitive pressures and other factors. These conditions may have a materially adverse effect upon us or may force us to reduce or curtail operations. In addition, we will require additional funds to sustain and expand our sales and marketing activities, particularly if a well-financed competitor emerges. Based on our current funding arrangement with Golden Gate Investors, we do not anticipate that we will require additional funds to continue our operations for the next twelve months. In the event that our financing arrangement with Golden Gate Investors is terminated or if we need additional financing, there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain sufficient funds from operations or external sources would require us to curtail or cease operations.

IF  WE  ARE  UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE
HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

     Additional capital may be required to effectively support the operations and to otherwise implement our overall business strategy. However, there can be no assurance that financing will be available when needed on terms that are acceptable to us. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

     In their report dated March 12, 2004, our independent auditors stated that our financial statements for the year ended December 31, 2003 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses, a negative working capital position and a stockholders' deficit position as of December 31, 2003. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net losses and stockholders' deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO ATTRACT NEW MEMBERS, OUR BUSINESS OPERATIONS WILL BE HARMED.

     We need to attract new members to our golf leagues in order to increase our revenues. If we are unable to attract a significant number of new members, we may not raise enough revenue to conduct leagues and tournaments and we may not be able to continue our business operations and may be forced to limit or curtail our operations.

IF WE ARE NOT ABLE TO MANAGE THE GROWTH OF OUR COMPANY WE MAY NEVER ACHIEVE PROFITABILITY.

     Our success will depend on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements of manufacturing scale-up or for current or additional collaborative relationships or successfully assimilate and train our new employees. In addition, to manage our growth effectively, we will be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MR. PAGNANO OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our success depends to a significant extent upon the continued service of Mr. Michael S. Pagnano, our Chief Executive Officer. Loss of the services of Mr. Pagnano could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Pagnano. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS WILL OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

     Upon completion of this offering our officers and directors will, in the aggregate, beneficially own the right to cast 44.2% of the votes on each matter submitted to the stockholders.. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

     O    election  of  our  board  of  directors;
     O    removal  of  any  of  our  directors;
     O    amendment  of  our  certificate  of  incorporation  or  bylaws;  and
     O adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

     As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS  RELATING  TO  OUR  CURRENT  FINANCING  ARRANGEMENT:
---------------------------------------------------------

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CONVERTIBLE DEBENTURES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     As of July 13, 2004, we had 429,596,892 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 212,343,750 shares of common stock at current market prices, and outstanding warrants to purchase 2,500,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

     Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of July 26, 2004 of $0.02.



                                                    Number              % of
%  Below        Price Per       With Discount     of Shares         Outstanding
Market            Share           at 20%           Issuable            Stock
-------          ------          -------          -----------          ------
25%              $ .015          $  .012          226,666,667          34.97%
50%              $ .010          $  .008          341,250,000          44.74%
75%              $ .005          $  .004          685,000,000          61.91%

     As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CONVERTIBLE DEBENTURES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     The convertible debentures are convertible into shares of our common stock at a 20% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CONVERTIBLE DEBENTURES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CONVERTIBLE DEBENTURES AND REGISTERED PURSUANT TO THIS
PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

     Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, subject to obtaining an increase in our authorized shares of common stock, we will allocate and register approximately 65,000,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE FAIL TO OBTAIN STOCKHOLDER APPROVAL TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK, WE MAY BE REQUIRED TO REPAY THE CONVERTIBLE DEBENTURE AS WELL AS VARIOUS PENALTIES.

     We presently do not have an adequate amount of authorized and unissued shares of common stock to issue in connection with the financing entered into with Golden Gate Investors, Inc. In the near future, we intend to hold a meeting for the purpose of obtaining stockholder approval to increase our authorized shares of common stock of which we can provide no assurance that we will be able to obtain. In the event that we are unable to obtain an increase in our authorized common stock, we will be required to repay the debenture and we will be subject to prepayment penalties.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CONVERTIBLE DEBENTURES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CONVERTIBLE DEBENTURES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

     In June 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $250,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 7% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default could require the early repayment of the convertible debentures at a price equal to 125% of the amount due under the debentures. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS  RELATING  TO  OUR  COMMON  STOCK:
---------------------------------------

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     - that a broker or dealer approve a person's account for transactions in penny stocks; and
     - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     - obtain financial information and investment experience objectives of the person; and
     - make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     - sets forth the basis on which the broker or dealer made the suitability determination; and
     - that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants and we received an aggregate of $250,000 in connection with the issuance of the convertible debenture to the selling stockholder. We used the $250,000 for the general working capital purposes and the payment of professional fees. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol "WGFL". For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.



                                    Low        High
                                    ---        ----
2002
----
Third Quarter (1)                    .01       .04
Fourth Quarter                       .01       .04

2003
----
First Quarter (2)                    .15      2.85
Second Quarter                       .02       .18
Third Quarter                        .02       .09
Fourth Quarter                       .02       .20

2004
----
First Quarter                        .02       .29
Second Quarter                       .01       .04



(1) Our stock first started trading on August 27, 2002.
(2) Reflects a 2.7:1 reverse split on February 12, 2003 and a 10:1 reverse split on March 21, 2003.
(3) As of July 26, 2004.

HOLDERS

     As of July 13, 2004, we had approximately 132 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Signature Stock Transfer, Inc.

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     -    discuss  our  future  expectations;
     - contain projections of our future results of operations or of our financial condition; and
     -    state  other  "forward-looking"  information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW
--------

     We were incorporated on September 29, 1998 in Delaware under the name Asia Pacific Trading, Inc. On May 11, 2000, we merged with Novus Laboratories, Inc., a Nevada corporation. Pursuant to the merger, the assets, consisting of the intellectual property rights to pharmaceutical and cosmetic products of Novus Laboratories, were transferred to us in consideration for shares of our common stock. We changed our name to Novus Laboratories on June 20, 2000. The Nevada subsidiary was not liquidated and became our wholly-owned subsidiary.

     Our Nevada subsidiary was incorporated in Nevada in September 1999 and had a wholly-owned Canadian subsidiary, Bella Terra Cosmetics, Inc. which was incorporated in the Province of British Columbia, Canada in November 1999. In July 2000, our Nevada subsidiary was abandoned and is no longer registered in the State of Nevada. In addition, Bella Terra Cosmetics, Inc. has stopped filing its annual reports with the Province of British Columbia which resulted in it being deregistered as a corporation.

     The intellectual property rights to the pharmaceutical and cosmetic products were abandoned in December 2000 and the 12,000,000 shares of common stock equivalent to the 4,000,000 shares of common stock associated with these rights were cancelled in July 2000.

     In February 2003, we completed a 2.7:1 forward stock split of our issued and outstanding common stock. In March 2003, we completed a 10:1 forward stock split of our issued and outstanding common stock.

     On April 14, 2003, we acquired in excess of 80% of the issued and outstanding shares of The World Golf League, Inc., a Florida corporation. In connection with this exchange, we issued a total of 120,000,000 shares of common stock in exchange for 100% of the securities of World Golf Florida. World Golf Florida became our wholly-owned subsidiary. As a result of the acquisition of World Golf Florida, and the change in business focus, we changed our name to The World Golf League, Inc.

     Novus Shareholders agreed to assist us in raising a minimum of $500,000 or they would cancel 30,000,000 post-split shares of their common stock. We and the Novus Shareholders amended the terms of the Share Exchange Agreement to provide that a portion of the proceeds received from the sale of the shares by the former Novus shareholders would be delivered to us in lieu of canceling the shares. Through December 31, 2003, this arrangement resulted in us receiving an aggregate of $376,203, of which a significant portion was paid to the Florida Attorney General as discussed below.

     In addition, the Share Exchange Agreement stated that in the event $1,000,000 was not raised by us with the assistance of the Novus Shareholders, shareholders of World Golf Florida would receive an additional 30,000,000 post-split shares on a pro rata basis as their original shares were issuable pursuant to the Share Exchange Agreement. As $1,000,000 was not raised, we will be issuing an additional 30,000,000 shares of our restricted common stock to former shareholders of World Golf Florida.

     We are based in Longwood, Florida, where we market our "Play for Pay" concept directly and through licensees in the United States and 27 international venues. We were founded in 1999 to capitalize on the largest participation sport in the world, 26.5 million golfers in the United States and over 60 million worldwide. Our concept, average golfers playing for substantial prize money with full handicap, has received national publicity from the Golf Channel, Sports Illustrated and several major market news publications. Participants in World Golf events have included NFL Hall of Famers Lawrence Taylor and Rickey Jackson, NHL Hall of Famer Phil Esposito and pro golfer Fulton Allem.

     We have added a World Championship tournament to our schedule. The first one was played in Scottsdale, Arizona, from May 13-15, 2004 and our next one is planned for February 2005 in Orlando, Florida. We have also signed NHL star Phil Esposito to a one-year endorsement contract.

     Phil Esposito, a former professional hockey player and NHL Hall of Famer, also joined us as an official spokesperson to provide endorsement services for us in television and print advertising under a one-year contract. In April 2004, Fred Funk, a professional golfer and PGA Tour winner, joined us as an official spokesperson. Mr. Funk will provide endorsement services for us in television and print advertising.

     We entered into a Stipulated Injunction with the State of Florida, Office of the Attorney General in July 2003, regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the fiscal year ended December 31, 2003, we have paid
$314,000 and executed a note payable to the winners of the 2001 World Golf League National Tournament for $300,000 in full settlement of this lawsuit.

     During 2003, we began repurchasing certain of our license agreements based on separate agreed upon terms with the licensees. We repurchased the licenses in order to consolidate marketing in-house and to provide a uniform approach to service. As of December 31, 2003, we paid approximately $535,000 and still owed approximately $65,000 to 3 former licensees for the repurchase of the licenses.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our discussion and analysis of our financial condition and results of operations is based upon our audited financial statements, which have been prepared in accordance with accounting principals generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of any contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to uncollectible receivables, investment values, income taxes, the recapitalization and contingencies. We base our estimates on various assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies affects our more significant judgments and estimates used in the preparation of our financial statements:

REVENUE  RECOGNITION.

     Annual membership fee and royalty revenue are recognized ratably over the year.

     Historically, we entered into license agreements with third parties whereby the licensee had the right to develop and manage our marketing concept in an exclusive territory in the United States or internationally. The license agreements generally required an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee. During 2003, we re-purchased most of the licenses.

STOCK  BASED  COMPENSATION

     We account for our stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". We provide disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation".

RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS
--------------------------------------------

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. In addition, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002, but early adoption is permitted. The adoption of SFAS No. 146 did not have an impact on the Company's financial position or results of operations.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation", which amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting", to require disclosure of those effects in interim financial statements. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, but early adoption is permitted. The Company adopted SFAS No. 148 on January 1, 2003. The adoption of SFAS No. 148 did not have a significant impact on its financial reporting.

     In January 2003, the FASB issued FASB Interpretation (FIN) No. 46 "Consolidation of Variable Interest Entities." FIN No. 46 requires a company to consolidate a variable interest entity ("VIE") if the company has variable interests that give it a majority of the expected losses or a majority of the expected residual returns of the entity. Prior to FIN No. 46, VIE's were commonly referred to as SPE's. FIN No. 46 is effective immediately for VIE's created after January 31, 2003. This interpretation did not have a material effect on the Company's financial condition or results of operations.

     In April 2003, the FASB issued SFAS No. 149, Amendment to Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances detailed in the statement, and hedging relationships designated after June 30, 2003. Except as otherwise stated in SFAS No. 149, all provisions should be applied prospectively. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150, which is effective at the beginning of the first interim period beginning after June 15, 2003, must be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The statement requires that a financial instrument which falls within the scope of the statement to be classified and measured as a liability. The following financial instruments are required to be classified as liabilities: (1) shares that are mandatorily redeemable, (2) an obligation to repurchase the issuer's equity shares or one indexed to such an obligation and that requires or may require settlement by transferring assets and (3) the embodiment of an unconditional obligation that the issuer may or may not settle by issuing a variable number of equity shares if, at inception, the monetary value of the obligation is based on certain measurements defined in the statement. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

RESULTS OF OPERATIONS THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE MONTHS
--------------------------------------------------------------------------------
ENDED  MARCH  31,  2003
-----------------------

     We did not have any revenue for the three months ended March 31, 2004 or the three months ended March 31, 2003.

     Operating, general and administrative expenses increased $979,103 (or 546%) to $1,158,298 for the three months ended March 31, 2004, as compared to $179,195 for the three months ended March 31, 2003. The increase in operating, general and administrative expense and our net operating loss was due to additional costs incurred related to our marketing campaign, the increasing costs related to common stock issued for services as well as increases in legal and accounting fees.

     Interest expense was $3,709 for the three months ended March 31, 2004. We did not have interest expense for the three months ended March 31, 2003.

     As  of  March  31,  2004,  we  had  an  accumulated deficit of $11,705,324.

RESULTS  OF  OPERATIONS  FOR THE YEAR ENDED DECEMBER 31, 2003 AS COMPARED TO THE
--------------------------------------------------------------------------------
YEAR  ENDED  DECEMBER  31,  2002
--------------------------------

     Sales revenue decreased $309,799 or 96.8% from $320,002 for the fiscal year ended December 31, 2002 to $10,203 for the fiscal year ended December 31, 2003. The significant decrease in sales revenue was due to the decrease in membership and license fee revenue as we refocused our efforts from relying on licensees to market the concept internally.

     Operating, general and administrative expenses increased $3,328,255 or 312% from $1,067,735 for the fiscal year ended December 31, 2002 to $4,395,990 for the fiscal year ended December 31, 2003. The increase in general and administrative expenses was primarily due to the significant increase in common stock and options issued for consulting services during 2003.

     Cost of recapitalization increased from $0 for the fiscal year ended December 31, 2002 to $769,980 for the fiscal year ended December 31, 2003. The cost of recapitalization was a result of our entering into a Share Exchange Agreement whereby we exchanged 100% of our outstanding common stock for the common stock of a public shell, Novus Laboratories, Inc., a Delaware corporation.

     License fee reimbursement expense increased from $0 for the fiscal year ended December 31, 2002 to $579,048 for the fiscal year ended December 31, 2003. The license fee reimbursement expense reflects the repurchase of 19 licenses during 2003.

     Settlement expense decreased from $192,000 for the fiscal year ended December 31, 2002 to $0 for the fiscal year ended December 31, 2003 due to a potential lawsuit with a shareholder being settled in 2002.

     Net operating loss increased $4,485,283 or 356% from a net operating loss of $(1,259,735) for the fiscal year ended December 31, 2002 to a net operating loss of $(5,745,018) for the fiscal year ended December 31, 2003. The increase in net operating loss is principally due to the reduction in revenues, the increase in operating, general and administrative expenses, the increase in cost of recapitalization, and the increase in license fee reimbursement expense in 2003.

     Interest expense decreased from $26,380 for the fiscal year ended December 31, 2002 to $6,606 for the fiscal year ended December 31, 2003.

     As  of  December  31,  2003,  we had an accumulated deficit of $10,543,317.

LIQUIDITY & CAPITAL RESOURCES
-----------------------------

     As of March 31, 2004, total current assets were $114,111 consisting of cash and cash equivalents in the amount of $92,861 and the current portion of license fee receivable in the amount of $21,250.

     Total current liabilities were $676,285 as of March 31, 2004, consisting of accounts payable of $71,662, accrued liabilities of $283,373, note payable to prize winners of $300,000 and the current portion of deferred license fee revenue of $21,250.

     We had negative net working capital of $562,174 for the three months ended March 31, 2004. The ratio of current assets to current liabilities for the three months ended March 31, 2004 was 17%.

     We had a $22,904 increase in cash and cash equivalents for the period ended March 31, 2004. We used $325,186 of cash in operating activities during the three months ended March 31, 2004. We used $1,030 to purchase fixed assets during the three months ended March 31, 2004. We had the following cash flows from financing activities: $5,061 due to an increase in payable to stockholder, $120,000 of capital contributed by stockholders and $224,059 as proceeds from the exercise of stock options.

     Our ability to continue as a going concern is dependent upon several factors. These factors include our ability to:

     - generate sufficient cash flows to meet our obligations on a timely basis;
     -    obtain  additional  financing  or  refinancing  as  may  be  required;
     -    aggressively  control  costs;  and
     -    achieve  profitability  and  positive  cash  flows.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor in June 2004 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock.

     This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. Golden Gate Investors, Inc. is obligated to provide us with an aggregate of $250,000 as follows:

     -    $100,000  was  disbursed  to  us  on  June  4,  2004;
     - $100,000 will be disbursed within five business days of this registration statement being declared effective; and
     - $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

     The debentures bear interest at 7%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     Golden Gate Investors has contractually committed to convert not less than 5% of the original face value of the debenture monthly beginning the month after the effective date of the Registration Statement. Golden Gate Investors is required to exercise warrants concurrently with the exercise of a conversion notice under the debenture and is committed to exercise at least 5% of the warrants per month after the effective date of the Registration Statement. In the event that Golden Gate Investors breaches the minimum restriction on the debenture and warrant, Golden Gate will not be entitled to collect interest on the debenture for that month. If Golden Gate submits a conversion notice and the volume weighted average price is less then $.012 per share, then we will be entitled to prepay the portion of the debenture that is being converted at 150% of such amount. If we elect to prepay, then Golden Gate may withdraw its conversion notice.

     Golden Gate has further contractually agreed to restrict its ability to convert the debenture or exercise their warrants and receive shares of our common stock such that the number of shares held by the Holder and its affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

     In the event that the registration statement is not declared effective by the required deadline, Golden Gate may demand repayment of the Debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash.
If the repayment is accelerated, we are also obligated to issue to Golden Gate 50,000 shares of common stock and $15,000 for each 60-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate 50,000 shares of common stock and $15,000 for each 60-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

     We believe that we can operate at our current level of liquidity for the next twelve months. It is imperative that we raise an additional $2,500,000 of capital in order to implement our business plan. We are attempting to raise funds through debt and/or equity offerings. We intend to use any funds raised to pay down debt and to provide us with working capital. There can be no assurance that any new capital would be available to us or that adequate funds from our operations, whether from our revenues, financial markets, or other arrangements will be available when needed or on terms satisfactory to us. Any additional financing may involve dilution to our then-existing shareholders. At this time, no additional financing has been secured or identified. We have no commitments from officers, directors or affiliates to provide funding. If we are unable to obtain debt and/or equity financing upon terms that our management deems sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our business strategy and maintain our current operations. As a result, it may require us to delay, curtail or scale back some or all of its operations including future golf tournaments. We do not currently have commitments for capital at this time.

                                    BUSINESS

     We are a four-year-old corporation based in Longwood, Florida, which markets our "Play for Pay" concept directly and through licensees in the United States and 27 international venues. We were founded in 1999 to capitalize on the largest participation sport in the world, 26.5 million golfers in the United States and over 60 million worldwide. Our concept, average golfers playing for substantial prize money with full handicap, has received national publicity from the Golf Channel, Sports Illustrated and several major market news publications.

DESCRIPTION  OF  PRINCIPAL  PRODUCTS  AND  SERVICES

     We satisfy a need for the average golfer, which represents 99.7% of the total golf population, to compete in professional-like conditions with the excitement of prize money. During our market research, we concluded that given the opportunity to "play for pay," the vast majority of golfers would participate. Amateur status was not a deciding factor since most of these players would never play in an USGA or R&A-sanctioned event.

     The golfers first compete in local one-day qualifying events, with $149 as the 2004 membership fee. Twenty five percent of the field advance to the regional level competition. The top 400 regional qualifiers move on to the National Final tournament in eight flights to compete for a grand prize in a 54-hole tour-like event. The total prize money is calculated as 20% of all membership fees received. We also plan to hold a World Championship Ryder Cup-like event in 2004. We have added a World Championship tournament to our schedule. The first one was played in Scottsdale, Arizona from May 13-15, 2004. We have also signed NHL star Phil Esposito to a one-year endorsement contract.

     We restructured in 2003 and purposely did not generate any member revenues. We completed a reverse merger transaction in April 2003, and raised over one million dollars in capital which was used to re-purchase license agreements, pay the prize pool from 2001 and begin our advertising campaign. We have invested over $400,000 in television advertising and hope to generate new members from a combination of television, e-mail, telemarketing and grass roots marketing through a network of sales associates. We are also seeking to raise additional capital to be used for continued marketing and the upgrading of our infrastructure, including senior and mid level managers, although there can be no assurance we will be able to obtain any additional funds.

COMPETITION

     Currently, we are the only organization in the world offering our concept to the average golfer. There are many mini tours around the world for scratch golfers who play for prize money. Additionally, there are several handicapped events offered by mini tours where the player pays a large entrance fee ($350+) and receives prize money for that event only. We are the only known entity to provide average golfers a chance to "Play for Pay" in professional like conditions for an annual membership fee.

     We set up one-day qualifier events around the country from May through August. We set up these qualifying events to be played at courses owned by American Golf Corp., which owns approximately 408 golf courses or Club Corp. of America, which owns 260 golf courses. We do not have contracts with either company for use of their facilities on a long-term basis. We make arrangements for events in areas based on demand and course availability.

     The Club PGA Professional at each facility runs the event. Each player entering the qualifying event is responsible for greens fees and cart fees which are paid directly to the facility. 25% of the participants at these one-day events advance to the Regional Qualifiers, which are held around the country in October and November.

     The 400 lowest net scores at the Regional Qualifiers advance to our National Final. The next National Final will be held in Orlando, Florida, in February 2005. We host the final event at four professional quality facilities and a host hotel site. We pay all expenses associated with the National Final. We do not have contracts with any site for use of their facilities on a long-term basis. We make arrangements for the National Final based on a location desire and course availability each year.

REALITY  TELEVISION  EVENT

     We have recently completed the concept and production-planning phase of our reality based television series, titled ``The WGL Million Dollar Shoot Out''. Thirty-two players will compete in a WGL handicapped winner take all event. The players will be selected through an application and interview process. The series will be produced in early November, over a two-week period in Las Vegas and aired on national cable for eleven one-hour episodes during the winter months of 2005. We will maintain all rights for the series and act as executive producer. Convergence Film and Television of Orlando, Florida will act as producers. We are in the process of contracting with a nationally known golf commentator to host the event and PGA Tour Players to act as caddies for the final round. Final contracts with a network; host site, sponsor participants, golf commentators and caddies are expected to be completed over by the end of September 2004.

NO  DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS

     Our potential market includes 26.5 million golfers in the United States and 30 million additional golfers internationally. We intend to reach this market via direct marketing from us and through licensing agreements in place in the United States and international markets. The entire worldwide golf population is a potential customer for our product. Each golfer has an equal chance due to the handicapping system we employ, which makes our reliance on a certain segment of the golf population non-existent. For example, the United States Golf Association only sponsors events for golfers with a 6 handicap or better. This only represents 2% of the total golf population.

PATENTS,  TRADEMARKS  AND  LICENSES

     We have applied for and received a trademark for our logo. This trademark was published on July 22, 2002 in the US Patent & Trademark office. We have applied for and awaiting approval for the following additional trademarks: WGL; World Wide Golf for Pay; and Play for Pay.

RESEARCH  AND  DEVELOPMENT  OVER  PAST  TWO  YEARS

     We have conducted extensive market research over the past two years into the feasibility of our concept. This research was conducted in many different fashions. It included trade shows, internet response measurement, direct mail, telemarketing, golf industry marketing data (National Golf Foundation) and 30-second and 30-minute infomercial response measurement. The cost of this research has exceeded $500,000.

EMPLOYEES

     We currently employ 3 full-time personnel and 5 licensees. Additionally, we use several outsourced support services. This includes advertising, graphics design and printing, member fulfillment, public relations, web development, accounting and legal. We plan to add several key staff members in 2004. This includes marketing, finance/administration, golf operations, licensee support and customer service. None of the employees are covered by a collective bargaining agreement and we believe that the relationship with our employees is satisfactory.

                            DESCRIPTION OF PROPERTIES

     Our principal offices are located at 2139 State Road 434, Suite 101, Longwood, Florida 32779, and our telephone number is (407) 331-6272. We currently occupy approximately 1,500 square feet of office space in Longwood, Florida at $2,018 per month pursuant on a one-year lease that expires December 11, 2004. We have an option to renew for an additional five years. We believe that our existing facilities are adequate for our current use.

                                LEGAL PROCEEDINGS

     From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. Except as described below, we are not involved currently in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

     In July 2003, we entered into a Stipulated Injunction with the State of Florida Office of the Attorney General regarding a settlement of our unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, we agreed that, after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds we receive from the sale of our common stock by the former Novus stockholders. During the year ended December 31, 2003, we have paid $314,000 to the Florida Attorney General and executed a note payable to the winners of the 2001 World Golf League National Tournament for $300,000 in full settlement of this lawsuit. In addition, we paid the Florida Attorney General $20,000 in connection with the settlement.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following information sets forth the names of our officers and directors, their present positions with us, and their biographical information.



         Name                    Age                   Office(s) Held
----------------------         --------         ------------------------------

Michael S. Pagnano                53            President, Chief Executive
                                                Officer and Director

William Page                      52            Director

King Simmons                      42            Director


MICHAEL S. PAGNANO has served as our Chief Executive Officer and Director since January 31, 2003. Between December, 1999 and January, 2003, Mr. Pagnano served as Chief Executive Officer and Director of World Golf Florida. Prior thereto, from May 1986 through December 1999, Mr. Pagnano served as the President of Competitive Strategies Corp. Mr. Pagnano received a Bachelors degree in Business Administration from St. Peters College.

WILLIAM PAGE has served as our Director since February 2003. Since 1999, Mr. Page has served as Chairman and Chief Executive Officer of Downstream Environmental. Since 1999, Mr. Page has also served as an angel investor and advisory board member to a variety of companies. From December 1985 through December 1998, Mr. Page served in various capacities for Compaq Computer Corporation which include the following: Vice President, Corporate Planning-October 1995 through December 1998; Vice President, Worldwide Operations Planning-October 1993 through October 1995; and from December 1985 through October 1993 as Director Business Planning, Director Japan Subsidiary, Director Laptop New Product Development, Director Computer Manufacturing Operations, and Manager Production Control and Manufacturing Operations. Mr. Page received a Bachelors degree in Business Administration from Texas A&M University and performed executive studies at Harvard University in Lessons in Leadership.

KING SIMMONS has served as our Director since February 2003. Mr. Simmons is currently our Georgia licensee and has 10 years of professional golf experience. Mr. Simmons is a PGA Apprentice. He has held various club management positions throughout the southeast. Since 2000, Mr. Simmons has served as the General Manager of Kings Mill and Alfred Tup golf courses in Atlanta.

COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------

     None.

TERMS OF OFFICE
---------------

     Our directors are appointed for a one-year term to hold office until the next annual general meeting of the holders of our common stock or until removed from office in accordance with our by-laws. Our officers are appointed by our board of directors and hold office until removed by our board of directors.

EXECUTIVE COMPENSATION

     The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending December 31, 2003, 2002 and 2001 exceeded $100,000:


                                                  SUMMARY COMPENSATION TABLE
                                                      ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

Michael Pagnano           2003   160,750 (1)       0             -            -       4,000,000 (1)     -             -
  President and CEO       2002   138,000           0             -            -            -            -             -
                          2001         0           0             -            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

(1) In August 2003, we granted Michael Pagnano, our CEO, stock options to buy 4,000,000 shares of our common stock at an exercise price of $.051 per share. Mr. Pagnano exercised 2,700,000 of these options in lieu of $80,942 owed to him by us and compensation of $56,758 was recorded, as described in detail in "Certain Relationships and Related Transactions."

OUTSTANDING  STOCK  OPTIONS
---------------------------

The following table contains information concerning the grant of stock options under any of our stock option plans to the Named Executive Officers during the fiscal year ended December 31, 2003.



                                      Stock Option Grants in Last Fiscal Year
                                                (Individual Grants)

                                         % of Total
                 Number of      Options                                        Potential Realizable Value at Assumed
                  Shares       Granted to                                          Annual Rates of Stock Price
                Underlying     Employees      Exercise                               Appreciation for Option
                 Options       in Fiscal     Price per                                      Term (2)
Name            Granted (1)       Year         Share       Expiration Date            5%                10%
----            -----------       ----         -----       ---------------          -----              ------
Michael Pagnano  4,000,000        100%        $0.051         10 years              $131,990           $348,236


(1) All options have an exercise price per share equal to 100% of the fair market value of our common stock on the grant date. Stock options have a 10-year term and vest periodically over a period not to exceed five years.

(2) As required by SEC rules, these columns show the potential gains that may exist for respective options, assuming that the market price for our common stock appreciates from the date of grant to the end of the option terms at the annual rates of 5% and 10%, respectively. These numbers are not estimates of our future stock price performance and are not necessarily indicative of our future stock price performance. If the price of our common stock does not increase above the exercise price, no value will be realizable from these options.

The following table summarizes, for each of the Named Executive Officers, the total number of unexercised options held at December 31, 2003, and the aggregate dollar value of in-the-money, unexercised options, held at December 31, 2003. The value of the unexercised in-the-money options at December 31, 2003, is the difference between their exercise or base price and the value of the underlying common stock on December 31, 2003. The closing sale price of the common stock on December 31, 2003 was $0.105 per share.



Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values

        Shares Acquired
          Upon Exercise           Number of Securities             Value of Unexercised
           Of Options                  Underlying                      In-The-Money
          During Fiscal            Unexercised Options                  Options at
              2003                At December 31, 2003               December 31, 2003
              ----                --------------------               -----------------
                       Value
Name                   Number     Realized     Exercisable    Unexercisable     Exercisable    Unexercisable
----                   ------     --------     -----------    -------------     -----------    -------------
Michael Pagnano       2,700,000    137,700      1,300,000              -              -              -

COMPENSATION  OF  DIRECTORS
---------------------------

     We currently do not have in effect a policy regarding compensation for serving on our board of directors. However, we do reimburse our directors for their reasonable expenses incurred in attending meetings of our board and our non-employee directors are periodically granted shares or options to purchase shares of our common stock.

EMPLOYMENT  AGREEMENT
---------------------

     None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 2003, we granted Michael Pagnano, our CEO, stock options to buy 4,000,000 shares of our common stock at an exercise price of $.051 per share. Two Non-Employee Directors (as that term is defined in Rule 16b-3(b)(3)) on our Board of Directors approved the grant. In August 2003, Mr. Pagnano exercised his option to acquire 2,700,000 shares of common stock in exchange for consulting services valued at $56,758 and the cancellation of $80,942 of partial indebtedness we owed to Mr. Pagnano. In February 2004, Mr. Pagnano exercised his option to acquire the remaining 1,300,000 shares of common stock in exchange for the cancellation of $66,300 of partial indebtedness we owed to Mr. Pagnano. The grant of the stock options was ratified by the majority stockholders at the annual stockholders meeting in February 2004.

     In September 2003, we issued 1,000,000 shares of Series A Preferred Stock to Mr. Pagnano, our CEO, pursuant to his employment agreement. Each share of Series A Preferred Stock is entitled to 300 votes and, with respect to liquidation, dissolution or winding up, ranks senior to our common stock.

     Included in consulting expense for the years ended December 31, 2003 and 2002 is approximately $160,750 and $138,000, respectively, paid to Mr. Pagnano, our CEO, for consulting services.

     During October 2003, Michael Pagnano, our CEO, advanced us $33,000. This payable is non-interest bearing, uncollateralized and due on demand.

     In October, 2003, William Page and King Simmons each received 1,000,000 shares of our common stock in consideration for services rendered as Directors pursuant to the 2003 Non-Qualified Stock Option Plan, in lieu of a $35,000 cash payment.

                  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

     None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our common stock as of July 13, 2004

     - by each person who is known by us to beneficially own more than 5% of our common stock;
     -    by  each  of  our  officers  and  directors;  and
     -    by  all  of  our  officers  and  directors  as  a  group.



Name and Address                    Amount and Nature             Percent Prior     Percent After
Of Beneficial Holder                of Beneficial Ownership (1)   to Offering (2)   Offering (3)
--------------------                -----------------------       -------------     ----------
Michael S. Pagnano                  350,662,518 (4)                  48.06%             43.99%
2139 State Road, Suite 101
Longwood, FL 32779

William Page                          2,280,851                          *                 *
2139 State Road, Suite 101
Longwood, FL 32779

King Simmons                            172,157                          *                 *
2139 State Road, Suite 101
Longwood, FL 32779

Executive Officers and Directors    353,115,526 (4)                   48.40%            44.30%
As A Group (3 persons)


* Less then one percent.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 13, 2004 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 429,596,892 shares of common stock outstanding.

(3) Percentage based on 497,096,892 shares of common stock outstanding.

(4) Includes 3,443,150 shares held of record by Maryann R. Pagnano, the wife of Michael S. Pagnano, our Chief Executive Officer. Also includes 1,000,000 shares of Series A Preferred Stock which vote 300,000,000 shares on all stockholder matters.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue up to 500,000,000 shares of Common Stock, par value $.001. As of July 13, 2004, there were 429,596,892 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     We have engaged Signature Stock Transfer, Inc., as independent transfer agent or registrar.

PREFERRED STOCK

     We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share. As of July 13, 2004, there were 1,000,000 shares of Series A non-convertible, redeemable preferred stock issued and outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

SERIES  A

     During the year ended December 31, 2003, our Board of Directors established a series of 1,000,000 redeemable, non-convertible shares of Series A preferred stock, $0.001 par value per share, that have voting rights equal to 300 votes per share of preferred stock and ranks senior to the common stockholders with respect to the winding up, liquidation or dissolution of the Company. The 1,000,000 shares of Series A preferred stock were issued to Michael Pagnano, our CEO, as compensation for his services, which gives him voting control. We have the option to redeem the preferred stock for $50,000 at any time.

WARRANTS

     In connection with a Securities Purchase Agreement dated June 2004, the accredited investor was issued 2,500,000 warrants to purchase shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $1.00 per share.

CONVERTIBLE SECURITIES

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on June 4, 2004 for the sale of
(i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

     The investors are obligated to provide us with an aggregate of $250,000 as follows:

     -    $100,000  was  disbursed  to  us  on  June  4,  2004;
     - $100,000 will be disbursed within five business days of this registration statement being declared effective; and
     - $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

     The debentures bear interest at 7%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or
(ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

     In the event that the registration statement is not declared effective by the required deadline, Golden Gate Investors may demand repayment of the debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash. If the repayment is accelerated, we are also obligated to issue to Golden Gate Investors 50,000 shares of common stock and $15,000 for each 60-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate Investors does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate Investors 50,000 shares of common stock and $15,000 for each 60-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

SAMPLE CONVERSION CALCULATION

     The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $250,000 of debentures on July 26, 2004, a conversion price of $0.016 per share, the number of shares issuable upon conversion would be:

($250,000 x 11) - ($.016 x (10 x $250,000))  = 2,710,000/$.016 = 169,375,000

     The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of July 26, 2004 of $0.02.



                                               Number            % of
% Below       Price Per    With Discount     of Shares        Outstanding
Market         Share          at 20%          Issuable          Stock
-------        ------        -------        -----------        ------
25%            $ .015        $  .012        226,666,667        34.97%
50%            $ .010        $  .008        341,250,000        44.74%
75%            $ .005        $  .004        685,000,000        61.91%



                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     - an exchange distribution in accordance with the rules of the applicable exchange;
     -    privately-negotiated  transactions;
     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     -    through  the  writing  of  options  on  the  shares
     -    a  combination  of  any  such  methods  of  sale;  and
     -    any  other  method  permitted  pursuant  to  applicable  law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if a such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY  STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     - that a broker or dealer approve a person's account for transactions in penny stocks; and
     - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     - obtain financial information and investment experience objectives of the person; and
     - make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     - sets forth the basis on which the broker or dealer made the suitability determination; and
     - that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.



------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Debentures         Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants    Conversion       (1)       Offering*   Offering*        (4)           (4)
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Golden Gate            171,872,000 (3)   28.58%         Up to      22,134,855        4.9%           --            --
  Investors,                                          67,500,000
  Inc.(2)                                             shares of
                                                     common stock


* These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

**  Less  than  one  percent.

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on July 26, 2004, the conversion price would have been $.016. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholder is an unaffiliated third party. In accordance with rule 13d-3 under the Securities Exchange Act of 1934, Norman Lizt may be deemed a control person of the shares owned by the selling stockholder.

(3) Includes 65,000,000 shares of common stock underlying our $250,000 convertible debenture and 2,500,000 shares of common stock underlying common stock purchase warrants issued to Golden Gate Investors, Inc.

(4) Assumes that all securities registered will be sold.

TERMS OF CONVERTIBLE DEBENTURES

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on June 4, 2004 for the sale of
(i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

     The investors are obligated to provide us with an aggregate of $250,000 as follows:

     -    $100,000  was  disbursed  to  us  on  June  4,  2004;
     - $100,000 will be disbursed within five business days of this registration statement being declared effective; and
     - $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

     The debentures bear interest at 7%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     The selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

     In the event that the registration statement is not declared effective by the required deadline, Golden Gate may demand repayment of the debenture of 150% of the face amount outstanding, plus all accrued and unpaid interest, in cash.
If the repayment is accelerated, we are also obligated to issue to Golden Gate Investors 50,000 shares of common stock and $15,000 for each 60-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid. If Golden Gate Investors does not elect to accelerate the debenture, we are required to immediately issue to Golden Gate Investors 50,000 shares of common stock and $15,000 for each 60-day period, or portion thereof, during which the face amount, including interest thereon, remains unpaid.

     A complete copy of the Securities Purchase Agreement and related documents were filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION

     The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount. The conversion price for the convertible debentures is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. For example, assuming conversion of $250,000 of debentures on July 26, 2004, a conversion price of $0.016 per share, the number of shares issuable upon conversion would be:

($250,000 x 11) - ($.016 x (10 x $250,000))  = 2,710,000/$.016 = 169,375,000

     The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the market price, as of July 26, 2004 of $0.02.



                                              Number            % of
% Below       Price Per    With Discount    of Shares       Outstanding
Market         Share         at 20%          Issuable          Stock
-------        ------        -------        -----------        ------
25%            $ .015        $  .012        226,666,667        34.97%
50%            $ .010        $  .008        341,250,000        44.74%
75%            $ .005        $  .004        685,000,000        61.91%



                                  LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

     Ham, Langston & Brezina, LLP, Independent Auditors, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and December 31, 2002 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the auditors' opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of The World Golf League, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                           THE WORLD GOLF LEAGUE, INC.

                              FINANCIAL STATEMENTS


For the Three Months Ended March 31, 2004 and March 31, 2003

     Condensed Balance Sheet                                              F-1
     Condensed Statements of Operations                                   F-2
     Statement of Stockholders' Equity (Deficit)                          F-3
     Condensed Statements of Cash Flow                                    F-4
     Notes to Condensed Consolidated Financial Statements (unaudited)     F-5 to
                                                                          F-8

For the Years Ended December 31, 2003 and December 31, 2002

     Report of Independent Certified Public Accountants                   F-9
     Balance Sheet                                                        F-10
     Statements of Operations                                             F-11
     Statement of Cash Flows                                              F-12
     Statement of Stockholders' Deficit                                   F-13
     Notes to Financial Statements                                        F-14
                                                                       to F-24


                          THE WORLD GOLF LEAGUE, INC.
                        UNAUDITED CONDENSED BALANCE SHEET
                      MARCH 31, 2004 AND DECEMBER 31, 2003

                                                            MARCH  31,    DECEMBER  31,
                                                              2004           2003
     ASSETS                                                (UNAUDITED)      (NOTE)
-------------                                              -------------  -------------
Current assets:
  Cash and cash equivalents                                    $92,861        $69,957
  License fee receivable, current                               21,250         21,250
                                                          -------------  -------------

    Total current assets                                       114,111         91,207

Property and equipment, net                                     19,642         19,674
License fee receivable, net of current portion                  20,000         20,000
Other assets                                                     2,150          1,875
                                                          -------------  -------------

      Total assets                                            $155,903       $132,756
                                                          =============  =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current liabilities:
  Accounts payable                                             $71,662        $67,174
  Accrued liabilities                                          283,373        336,362
  Notes payable to prize winners                               300,000        300,000
  Payable to stockholders                                         -            33,000
  Deferred license fee revenue, current                         21,250         21,250
                                                          -------------  -------------

    Total current liabilities                                  676,285        757,786

Deferred license fee revenue, net of current portion            20,000         20,000
                                                          -------------  -------------

    Total liabilities                                          696,285        777,786
                                                          -------------  -------------

Stockholders' deficit:
  Preferred stock; $0.001 par value; 10,000,000 shares
    authorized; 1,000,000 shares of Series A non-conver-
    tible, redeemable preferred stock issued and out-
    standing                                                     1,000          1,000
  Common stock; $0.001 par value; 500,000,000 shares
    authorized; 410,881,550 and 382,329,944 shares
    issued and outstanding, respectively                       410,882        382,330
  Additional paid-in capital                                11,094,001      9,865,898
  Unissued common stock                                         10,000           -
  Treasury stock, at cost, 3,128,447 shares                   (350,941)      (350,941)
  Accumulated deficit                                      (11,705,324)   (10,543,317)
                                                          -------------  -------------


    Total stockholders' deficit                               (540,382)      (645,030)
                                                          -------------  -------------

      Total liabilities and stockholders' deficit             $155,903       $132,756
                                                          =============  =============

Note: The balance sheet at December 31, 2003 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    The accompanying notes are an integral part of these unaudited condensed financial statements.


                          THE WORLD GOLF LEAGUE, INC.
                  UNAUDITED CONDENSED STATEMENT OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003


                                                             THREE  MONTHS  ENDED
                                                                  MARCH  31,
                                                               2004         2003
                                                             --------      --------
Membership  fee  revenue                                   $       -     $       -
License  revenue                                                   -             -
                                                              --------      --------

  Total  revenue                                                   -             -

Operating, general and administrative expenses              (1,158,298)     (179,195)
                                                           -----------   -----------

  Net  operating  loss                                      (1,158,298)     (179,195)

Other  income  (expense):
  Interest  expense                                             (3,709)          -
                                                           -----------    -----------

    Net  income  (loss)                                    $(1,162,007)  $  (179,195)
                                                           ===========   ===========


Weighted  average  shares  outstanding                     392,538,689   201,000,000
                                                           ===========   ===========

Earnings (loss) per share (basic and fully diluted)        $     (0.00)  $     (0.00)
                                                           ==========     ==========

    The accompanying notes are an integral part of these unaudited condensed financial statements.


                                                   THE WORLD GOLF LEAGUE, INC.
                                     UNAUDITED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                            FOR THE THREE MONTHS ENDED MARCH 31, 2004



                                                                                                                         TOTAL
                                                                                                                         STOCK-
                          PREFERRED  STOCK       COMMON  STOCK       ADDITIONAL   UNISSUED                              HOLDERS'
                         -------------------   ------------------     PAID-IN      COMMON     TREASURY    ACCUMULATED    EQUITY
                          SHARES    AMOUNT     SHARES      AMOUNT     CAPITAL      STOCK       STOCK        DEFICIT     (DEFICIT)
                        ---------  -------  -----------  --------  ------------  ----------  ----------  -------------   --------

Balance as of December
31,  2003                1,000,000 $ 1,000  382,329,944   $ 382,330  $ 9,865,898   $   -      $ (350,941) $(10,543,317)  $(645,030)

Common stock issued for
  services                     -       -     18,158,500      18,159      725,596       -              -             -      743,755

Common stock issued as
  payment of accrued lia-
  bilities                     -       -      1,194,444       1,194       78,806       -              -             -       80,000

Issuance of stock options
  for services                 -       -             -            -       32,541       -              -             -       32,541

Exercise of stock options
  for cash                     -       -      7,000,000       7,000      217,059       -              -             -      224,059

Exercise of stock options
  in lieu of reduction in
  payable to stockholder
  and compensation expense     -       -      1,300,000       1,300       65,000       -              -             -       66,300

Correction of common stock
  issued upon recapitali-
  zation                       -       -        898,662         899         (899)      -              -              -           -

Capital contributed by
  stockholders                 -       -             -            -      110,000       -              -             -     110,000

Cash received for unissued
  common stock                 -       -             -            -           -     10,000            -              -      10,000

Net loss                       -       -             -            -           -        -              -     (1,162,007) (1,162,007)
                        ---------  -------  -----------  --------  ------------  ----------  ----------  -------------   --------

Balance as of March 31,
  2004                   1,000,000 $ 1,000  410,881,550   $ 410,882  $11,094,001   $ 10,000   $ (350,941) $(11,705,324)  $(540,382)
                        =========  =======  ===========  ========  ============  ==========  ==========  ============ =============

     The accompanying notes are an integral part of these unaudited condensed financial statements


                          THE WORLD GOLF LEAGUE, INC.
                  UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

                                                            THREE  MONTHS  ENDED
                                                                  MARCH  31,
                                                             -----------------
                                                              2004         2003
                                                          ------------  ----------
Cash flows from operating activities:
  Net income (loss)                                       $(1,162,007)  $(179,195)
  Adjustment to reconcile net income (loss) to net
    cash used in operating activities                         836,821      60,822
                                                          ------------  ----------

      Net cash used in operating activities                  (325,186)   (118,373)
                                                          ------------  ----------

Cash flows from investing activities:
  Purchase of fixed assets                                     (1,030)         -
                                                          ------------  ----------

      Net cash used in investing activities                    (1,030)         -
                                                          ------------  ----------

Cash flows from financing activities:
  Increase (decrease) in book overdraft                            -        1,562
  Increase in payable to stockholder                            5,061     106,563
  Capital contributed by stockholders                         120,000          -
  Proceeds from exercise of stock options                     224,059          -
  Proceeds from notes payable                                      -       10,000
                                                          ------------  ----------

      Net cash provided by financing activities               349,120     118,125
                                                          ------------  ----------

Net increase (decrease) in cash and cash equivalents           22,904        (248)

Cash and cash equivalents, beginning of period                 69,957         248
                                                          ------------  ----------

Cash and cash equivalents, end of period                  $    92,861   $      -
                                                          ============  ==========


Supplemental disclosure of cash flow information:
  Cash paid for interest                                  $        -    $      -
                                                          ============  ==========

  Cash paid for taxes                                     $        -    $      -
                                                          ============  ==========

Non-cash investing and financing activities:
  Common stock issued as payment of accrued liabilities   $    80,000   $      -
                                                          ============  ==========

  Exercise of stock options in lieu of reduction in
    payable to stockholder                                $    38,061   $      -
                                                          ============  ==========

    The accompanying notes are an integral part of these unaudited condensed financial statements

                           THE WORLD GOLF LEAGUE, INC.

           SELECTED NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BACKGROUND
----------

     The World Golf League, Inc. (the "Company") was founded in 1999 and is based in Altamonte Springs, Florida. The Company has developed a "Play for Pay" concept, whereby amateur golfers worldwide compete in various golf tournaments for an opportunity to win actual prize money. The Company markets this concept directly and through licensees in the United States and internationally.

RECAPITALIZATION
----------------

     Effective April 14, 2003 the Company entered into a share exchange agreement (the "Agreement") whereby the Company agreed to exchange 100% of the issued and outstanding shares of its common stock for approximately 120,000,000 shares, with the possibility of receiving an additional 30,000,000 shares, of the issued and outstanding shares of Novus Laboratories, Inc. ("Novus") (a non-operating public shell corporation). The Agreement represented a recapitalization of the Company with accounting treatment similar to that used in a reverse acquisition, except that no goodwill or intangible is recorded. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. The Company emerged as the surviving financial reporting entity under the Agreement, but Novus Laboratories, Inc. (which changed its name to The World Golf League, Inc.) remained as the legal reporting entity. All per share amounts in the accompanying unaudited condensed statement of operations have been adjusted to reflect the effects of the recapitalization.

USE OF ESTIMATES
----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

REVENUE RECOGNITION
-------------------

     Annual membership fee and royalty revenue are recognized ratably over the year.

     The Company enters into license agreements with third parties whereby the licensee has the right to develop and manage the Company's marketing concept in an exclusive territory in the United States or internationally. The license agreements generally require an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee.

     The licensee must meet certain market penetration figures in its territory annually as defined in the agreement. If the licensee does not meet the performance requirements the licensee could forfeit half of the original license fee or be required to invest an additional 15% of the original license fee to renew the license for one year. If the licensee meets the performance criteria the license automatically renews each year for life.

                           THE WORLD GOLF LEAGUE, INC.
           SELECTED NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

REVENUE RECOGNITION, CONTINUED
------------------------------

     The Company recognizes the initial license fee as revenue using the installment method of accounting because the initial license fee is usually collectible over a two-year period and there is no reasonable basis for estimating the receivable's collectibility. The initial license fee is not recognized as revenue until all initial services, as required by the license agreement, have been performed by the Company.

INCOME TAXES
------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

LOSS PER SHARE
--------------

     Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

2. GOING CONCERN CONSIDERATIONS

     As of and during the three months ended March 31, 2004, the Company has continued to accumulate payables to its vendors and to the golfers who have won prize money and has experienced negative financial results as follows:

       Negative  cash  flows  from  operations                     $   (325,186)

       Net  loss                                                   $ (1,162,007)

       Negative  working  capital                                  $   (562,174)

       Accumulated  deficit                                        $(11,705,324)

       Stockholders'  deficit                                      $   (540,382)


     Management has developed specific current and long-term plans to address its viability as a going concern as follows:

     Effective April 14, 2003, the Company entered into a recapitalization transaction with Novus Laboratories, Inc., which was listed on the NASDAQ Bulletin Board, to gain access to public capital markets, to increase attractiveness of its equity and to create liquidity for stockholders.

     The Company is also attempting to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital.

                           THE WORLD GOLF LEAGUE, INC.
           SELECTED NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

2. GOING CONCERN CONSIDERATIONS, CONTINUED

     In the long-term, the Company believes that cash flows from continued growth in its operations will provide the resources for continued operations.

     There can be no assurance that the Company will have the ability to implement its business plan and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

     - The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

     -    The  ability  of  the  Company  to  control costs and expand revenues.

     - The ability of the Company to ultimately achieve adequate profitability and cash flows from operations to sustain its operations.

3. STOCK OPTION PLANS

     In July 2003, the Company adopted the 2003 Stock Option Plan (the "Plan"). The purpose of the Plan is to maintain the ability of the Company to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company. Under the Plan, the aggregate number of shares of common stock that may be issued or optioned is 4,000,000. The maximum term of options granted under this Plan is ten years. The exercise price of incentive stock options must be equal or greater than the fair market value of common stock on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant.

     On August 1, 2003, the Company's Board of Directors authorized the issuance of options to purchase 4,000,000 shares of the Company's common stock to its CEO at $0.051 per share. During 2003, options to purchase 2,700,000 shares of common stock were exercised and the proceeds used to pay back the payable to the CEO. During the three months ended March 31, 2004, the remaining options to purchase 1,300,000 shares of common stock were exercised and, in lieu of cash, the payable to the stockholder of $38,061 was reduced to $-0- and the remaining $28,239 was recorded as compensation expense.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related
Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options.

     Proforma information regarding net income and earnings per share is required by SFAS No. 123 and No. 148, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. There were no employee stock options issued during the three months ended March 31, 2004 nor were there any outstanding at March 31, 2004.

                           THE WORLD GOLF LEAGUE, INC.
           SELECTED NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

3. STOCK OPTION PLANS, CONTINUED

     In  August  2003,  the  Company adopted the 2003 Non-Qualified Stock Option
Plan (the "NQ Plan") in order to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company. Under the NQ Plan, the Company may award up to 85,000,000 shares of its common stock or options to purchase its common stock to the directors, employees and consultants of the Company. All terms of the common stock, stock options or warrants granted under the Plan are at the discretion of the board of directors but will expire not more than ten years from the date of grant.

     During the three months ended March 31, 2004, the Company entered into consulting agreements and, in accordance with the NQ Plan, issued 18,158,500 shares of common stock and options to purchase 7,000,000 shares of common stock at exercise prices ranging from $0.031 to $0.034 per share with an expiration date within 45 days of the grant date, to various consultants of the Company for services performed. Based on the fair market value of the common stock on the date the terms of the agreement were agreed upon, the issuance of these shares resulted in the Company recording consulting expense of $743,755 and, using the Black Scholes Option Pricing Model, the stock options resulted in $32,541 of additional expense which is included in the accompanying 2004 statement of operations. Prior to March 31, 2004, the consultants exercised the stock options and the Company received proceeds of $224,059.

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------

To the Board of Directors and Stockholders of The World Golf League, Inc.

We have audited the accompanying balance sheet of The World Golf League, Inc. (the "Company") as of December 31, 2003, and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The World Golf League, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses and is in a negative working capital position and a stockholders' deficit position. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ham, Langston & Brezina, LLP

Houston, Texas
March 12, 2004


                          THE WORLD GOLF LEAGUE, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2003

ASSETS
------
Current assets:
  Cash and cash equivalents                                    $     69,957
  License fee receivable, current                                    21,250
                                                               -------------

    Total current assets                                             91,207

Property and equipment, net                                          19,674
License fee receivable, net of current portion                       20,000
Other assets                                                          1,875
                                                               -------------

      Total assets                                             $    132,756
                                                               =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------
Current liabilities:
  Accounts payable                                             $     67,174
  Accrued liabilities                                               336,362
  Notes payable to prize winners                                    300,000
  Payable to stockholders                                            33,000
  Deferred license fee revenue, current                              21,250
                                                               -------------

    Total current liabilities                                       757,786

Deferred license fee revenue, net of current portion                 20,000
                                                               -------------

    Total liabilities                                               777,786
                                                               -------------

Stockholders' deficit:
  Preferred stock; $0.001 par value; 10,000,000 shares
    authorized; 1,000,000 shares of Series A non-convertible,
    redeemable preferred stock issued and outstanding                 1,000
  Common stock; $0.001 par value; 500,000,000 shares
    authorized; 382,329,944 shares issued and outstanding           382,330
  Additional paid-in capital                                      9,865,898
  Treasury stock, at cost, 3,128,447 shares                        (350,941)
  Accumulated deficit                                           (10,543,317)
                                                               -------------

    Total stockholders' deficit                                    (645,030)
                                                               -------------

      Total liabilities and stockholders' deficit              $    132,756

                 See accompanying notes to financial statements.


                          THE WORLD GOLF LEAGUE, INC.
                            STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                    2003         2002
                                               -------------  -------------
Revenue:
  Membership fee revenue                        $        203   $     43,150
  License fee revenue                                 10,000        276,852
                                                -------------  -------------

    Total revenue                                     10,203        320,002
                                                -------------  -------------

Operating, general and administrative expense      4,395,990      1,067,735
Cost of recapitalization                             769,980              -
License fee reimbursement expense                    579,048              -
Settlement expense                                         -        192,000
                                                -------------  -------------

      Net operating loss                          (5,745,018)    (1,259,735)
                                                -------------  -------------

Interest expense                                      (6,606)       (26,380)
                                                -------------  -------------

      Net loss                                  $(5,741,421)   $   (966,113)
                                                =============  =============

Weighted average shares outstanding              253,660,882    194,069,425
                                                =============  =============

Loss per share (basic and fully diluted)        $(0.02)        $      (0.01)
                                                =============  =============

                 See accompanying notes to financial statements.


                          THE WORLD GOLF LEAGUE, INC.
                            STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                   2003       2002
                                                               ------------  ----------
Cash flows from operating activities:
  Net loss                                                     $(5,741,421)  $(966,113)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation and amortization                                    2,149       1,514
    Preferred stock issued as compensation                          50,000           -
    Issuance of stock options for services                         899,480           -
    Common stock issued for services                             3,297,925           -
    Common stock issued as settlement expense                            -     192,000
    Changes in operating assets and liabilities:
      Other assets                                                   1,925      (3,300)
      Accounts payable                                            (475,631)    121,746
      Accrued liabilities                                           75,541      24,106
                                                               ------------  ----------

        Net cash used in operating activities                   (1,890,032)   (630,047)
                                                               ------------  ----------

Cash flows from investing activities:
  Capital expenditures                                             (13,424)     (2,598)
                                                               ------------  ----------

        Net cash used in investing activities                      (13,424)     (2,598)
                                                               ------------  ----------

Cash flows from financing activities:
  Proceeds from issuance of payable to stockholder                  33,000           -
  Payments on payable to stockholder                               (12,000)    (40,000)
  Decrease in book overdraft                                             -     (26,507)
  Proceeds from issuance of common stock                         1,680,798     699,400
  Cash contributed by stockholders                                 376,203           -
  Cash contributed upon recapitalization                            49,980           -
  Purchase of treasury stock                                      (154,816)          -
                                                               ------------  ----------

        Net cash provided by financing activities                1,973,165     632,893
                                                               ------------  ----------

Increase in cash and cash equivalents                               69,709         248

Cash and cash equivalents, beginning of year                           248           -
                                                               ------------  ----------

Cash and cash equivalents, end of year                         $    69,957   $     248
                                                               ============  ==========


Supplemental disclosure of cash flow information:
  Cash paid for interest expense                               $     6,606   $   1,380
                                                               ============  ==========

  Cash paid for income taxes                                   $         -   $       -
                                                               ============  ==========

  Non-cash investing and financing activity:
    Reclass accounts payable to note payable to prize winners  $   300,000   $       -
                                                               ============  ==========

    Repayment of notes payable by issuance of common stock     $   298,942   $       -
                                                               ============  ==========

    Balance due for purchase of treasury stock                 $   196,125   $       -
                                                               ============  ==========

                 See accompanying notes to financial statements.


                                                THE WORLD GOLF LEAGUE, INC.
                                           STATEMENTS OF STOCKHOLDERS' DEFICIT
                                     FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002


                                                                             ADDITIONAL
                                   PREFERRED STOCK          COMMON STOCK       PAID-IN      TREASURY    ACCUMULATED
                                   SHARES    AMOUNT     SHARES      AMOUNT     CAPITAL       STOCK        DEFICIT       TOTAL
                                  ---------  -------  -----------  --------  ------------  ----------  -------------  ------------

Balance at December 31, 2001              -  $     -    7,621,551  $  7,622  $  2,696,878   $       -   $ (3,835,783)  $(1,131,283)

Common stock issued for cash in
  connection with license agree-
  ments                                   -        -      342,250       342       386,908           -              -       387,250

Common stock issued as a
  settlement                              -        -      192,000       192       191,808           -              -       192,000

Common stock issued for cash              -        -      312,150       312       311,838           -              -       312,150

Net loss                                  -        -            -         -            -            -       (966,113)     (966,113)
                                  ---------  -------  -----------  --------  ------------  ----------  -------------  ------------

Balance at December 31, 2002              -        -    8,467,951     8,468     3,587,432           -     (4,801,896)   (1,205,996)

Effect of recapitalization                -        -  186,447,874   186,448      (136,468)          -              -        49,980

Common stock issued for broker
  fee                                     -        -   24,000,000    24,000       696,000           -              -       720,000

Common stock issued for services          -        -   75,640,094    75,640     2,445,527           -              -     2,521,167

Common stock issued as payment
  on note payable                         -        -    2,666,667     2,667       215,333           -              -       218,000

Preferred stock issued as com-
  pensation                       1,000,000    1,000            -         -        49,000           -              -        50,000

Common stock issued as compen-
  sation and payment on payable
  to stockholder                          -        -    2,700,000     2,700       135,000           -              -       137,700

Exercise of stock options                 -        -   82,407,358    82,407     1,598,391           -              -     1,680,798

Issuance of stock options for
  services                                -        -            -         -       899,480           -              -       899,480

Capital contributed by stock-
  holders                                 -        -            -         -       376,203           -              -       376,203

Purchase of treasury stock                -        -            -         -            -     (350,941)             -      (350,941)

Net loss                                  -        -            -         -            -            -     (5,741,421)   (5,741,421)
                                  ---------  -------  -----------  --------  ------------  ----------  -------------  ------------

Balance at December 31, 2003      1,000,000  $ 1,000  382,329,944  $382,330  $  9,865,898   $(350,941)  $(10,543,317)  $  (645,030)
                                  =========  =======  ===========  ========  ============  ==========  =============  ============


                 See accompanying notes to financial statements.

                           THE WORLD GOLF LEAGUE, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                   BACKGROUND
                                   ----------

     The World Golf League, Inc. (the "Company") was founded in 1999 and is based in Altamonte Springs, Florida. The Company has developed a "Play for Pay" concept, whereby amateur golfers worldwide compete in various golf tournaments for an opportunity to win actual prize money. The Company markets this concept directly and through licensees in the United States and internationally.

                                USE OF ESTIMATES
                                ----------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

                               REVENUE RECOGNITION
                               -------------------

     Annual membership fee and royalty revenue are recognized ratably over the year.

     The Company enters into license agreements with third parties whereby the licensee has the right to develop and manage the Company's marketing concept in an exclusive territory in the United States or internationally. The license agreements generally require an initial down payment and two equal annual installment payments for the initial license fee and monthly royalty payments of 15% of gross revenue generated by the licensee.

     The licensee must meet certain market penetration figures in its territory annually as defined in the agreement. If the licensee does not meet the performance requirements the licensee could forfeit half of the original license fee or be required to invest an additional 15% of the original license fee to renew the license for one year. If the licensee meets the performance criteria the license automatically renews each year for life.

     The Company recognizes the initial license fee as revenue using the installment method of accounting because the initial license fee is usually collectible over a two-year period and there is no reasonable basis for estimating the receivable's collectibility. The initial license fee is not recognized as revenue until all initial services, as required by the license agreement, have been performed by the Company.

                                ADVERTISING COSTS
                                -----------------

     Costs  of  advertising  and  promotions  are  expensed  as  incurred.

                          CONCENTRATIONS OF CREDIT RISK
                          -----------------------------

     Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and license fee receivables.

     The Company maintains its cash in well known banks selected based upon management's assessment of the banks' financial stability. Balances periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits.

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
-----------------------------------------------------------------------

                    CONCENTRATIONS OF CREDIT RISK, CONTINUED
                    ----------------------------------------

     License fee receivables arise from the sale of new licenses to various companies or individuals throughout the world. Collateral is generally not required for credit granted.

                                CASH EQUIVALENTS
                                ----------------

     For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

                             PROPERTY AND EQUIPMENT
                             ----------------------

     Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets, which range from five to seven years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

                                  INCOME TAXES
                                  ------------

     The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

                                 LOSS PER SHARE
                                 --------------

     Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented.

                            STOCK-BASED COMPENSATION
                            ------------------------

     The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees". The Company provides disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation".

                         IMPAIRMENT OF LONG-LIVED ASSETS
                         -------------------------------

     In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
-----------------------------------------------------------------------

                       FAIR VALUE OF FINANCIAL INSTRUMENTS
                       -----------------------------------

     The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
-----------------------------------------

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. In addition, SFAS No. 146 establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002, but early adoption is permitted. The adoption of SFAS No. 146 did not have an impact on the Company's financial position or results of operations.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock Based Compensation", which amends SFAS No. 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, "Interim Financial Reporting", to require disclosure of those effects in interim financial statements. SFAS No. 148 is effective for fiscal years ended after December 15, 2002, but early adoption is permitted. The Company adopted SFAS No. 148 on January 1, 2003. The adoption of SFAS No. 148 did not have a significant impact on its financial reporting.

     In January 2003, the FASB issued FASB Interpretation (FIN) No. 46 "Consolidation of Variable Interest Entities." FIN No. 46 requires a company to consolidate a variable interest entity ("VIE") if the company has variable interests that give it a majority of the expected losses or a majority of the expected residual returns of the entity. Prior to FIN No. 46, VIE's were commonly referred to as SPE's. FIN No. 46 is effective immediately for VIE's created after January 31, 2003. This interpretation did not have a material effect on the Company's financial condition or results of operations.

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

1. BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED
-----------------------------------------------------------------------

              RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS, CONTINUED
              ----------------------------------------------------

     In April 2003, the FASB issued SFAS No. 149, Amendment to Statement No. 133 on Derivative Instruments and Hedging Activities. This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133. The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. Those changes will result in more consistent reporting of contracts as either derivatives or hybrid instruments. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except in certain instances detailed in the statement, and hedging relationships designated after June 30, 2003. Except as otherwise stated in SFAS No. 149, all provisions should be applied prospectively. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150, which is effective at the beginning of the first interim period beginning after June 15, 2003, must be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. The statement requires that a financial instrument which falls within the scope of the statement to be classified and measured as a liability. The following financial instruments are required to be classified as liabilities: (1) shares that are mandatorily redeemable, (2) an obligation to repurchase the issuer's equity shares or one indexed to such an obligation and that requires or may require settlement by transferring assets and (3) the embodiment of an unconditional obligation that the issuer may or may not settle by issuing a variable number of equity shares if, at inception, the monetary value of the obligation is based on certain measurements defined in the statement. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

2. GOING CONCERN CONSIDERATIONS

     During the years ended December 31, 2003 and 2002, the Company has continued to accumulate payables to its vendors and to the golfers who have won prize money and has experienced negative financial results as follows:


                                         2003         2002
                                     -------------  ------------

Net loss                             $ (5,741,421)  $  (966,113)

Negative cash flows from operations  $ (1,890,032)  $  (630,047)

Negative working capital             $   (666,579)  $(1,218,195)

Accumulated deficit                  $(10,543,317)  $(4,801,896)

Stockholders' deficit                $   (645,030)  $(1,205,996)

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

2. GOING CONCERN CONSIDERATIONS, CONTINUED

     Management has developed specific current and long-term plans to address its viability as a going concern as follows:

- Effective April 14, 2003, the Company entered into a recapitalization transaction with Novus Laboratories, Inc., which was listed on the NASDAQ Bulletin Board, to gain access to public capital markets, to increase attractiveness of its equity and to create liquidity for stockholders.

- The Company is also attempting to raise funds through debt and/or equity offerings. If successful, these additional funds would be used to pay down liabilities and to provide working capital.

- In the long-term, the Company believes that cash flows from continued growth in its operations will provide the resources for continued operations.

There can be no assurance that the Company will have the ability to implement its business plan and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

- The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

-    The  ability  of  the  Company  to  control  costs  and  expand  revenues.

- The ability of the Company to ultimately achieve adequate profitability and cash flows from operations to sustain its operations.

3. RECAPITALIZATION

     Effective April 14, 2003 the Company entered into a share exchange agreement (the "Agreement") whereby the Company agreed to exchange 100% of the issued and outstanding shares of its common stock for approximately 120,000,000 shares, with the possibility of receiving an additional 30,000,000 shares, of the issued and outstanding shares of Novus Laboratories, Inc. ("Novus") (a non-operating public shell corporation). The Agreement represented a recapitalization of the Company with accounting treatment similar to that used in a reverse acquisition, except that no goodwill or intangible is recorded. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. The Company emerged as the surviving financial reporting entity under the Agreement, but Novus Laboratories, Inc. (which changed its name to The World Golf League, Inc.) remains as the legal reporting entity.

     In February 2003, Novus completed a 2.7 to 1 forward stock split and in March 2003, the Company completed a 10 to 1 forward stock split. All per share amounts have been adjusted to reflect the effects of the reverse merger and both stock splits.

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

3. RECAPITALIZATION, CONTINUED

     In connection with the Agreement, the Novus stockholders agreed to raise the Company a minimum of $500,000 or the Novus stockholders would cancel 30,000,000 shares of the common stock they own in the new company. Since the $500,000 was not raised, the Company and the Novus stockholders amended the terms of the Agreement to provide that a portion of the proceeds received from the sale of the shares of the Company's common stock by the Novus stockholders would be delivered to the Company in lieu of canceling the 30,000,000 shares. As of December 31, 2003, the Company received an aggregate of $376,203 from the former Novus stockholders.

     In addition, the Agreement stated that in the event $1,000,000 was not raised by the Novus stockholders, stockholders of The World Golf League, Inc. would receive an additional 30,000,000 shares on a pro rata basis as their original shares were issued pursuant to the Agreement. As $1,000,000 has not been raised, The World Golf League, Inc. anticipates issuing an additional 30,000,000 shares of its restricted common stock to the original stockholders of The World Golf League, Inc.

4. LICENSE FEE RECEIVABLE

     License fee receivables consist of installment payments due from the licensees for initial license fees. An allowance for doubtful accounts is provided, when appropriate, based on past experience and other factors which, in management's judgment, deserve current recognition in estimating probable bad debts. Such factors include circumstances with respect to specific receivables, growth and composition of receivables, the relationship of the allowance for doubtful accounts to receivables and current economic conditions. As of December 31, 2003 the allowance for doubtful accounts is $35,000.

5. PROPERTY AND EQUIPMENT

Property  and  equipment  consisted  of  the  following  at  December  31, 2003:

       Furniture  and  equipment          $   24,375
       Leasehold  improvements                 1,030
                                          ----------

                                              25,405
       Less:  accumulated  depreciation       (5,731)
                                          ----------

         Property  and  equipment,  net   $   19,674
                                          ==========


Depreciation expense for the years ended December 31, 2003 and 2002 was $2,149 and $1,514, respectively.

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

6. INCOME TAXES

     The Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of December 31, 2003, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $5,000,000 which expire in various tax years through 2023. Under the provisions of Section 382 of the Internal Revenue Code the ownership change in the Company that resulted from the merger of the Company could severely limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

     The composition of deferred tax assets and liabilities and the related tax effects at December 31, 2003 are as follows:

Deferred  tax  assets:
  Net  operating  losses        $1,722,586
  Valuation  allowance          (1,722,586)
                                ----------

  Total  deferred  tax  assets  $       -
                                ==========

     The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. Federal statutory rate of 34% were applied to pre-tax loss for the years ended December 31, 2003 and 2002 is as follows:


                                               2003                         2002
                             ------------------------------------  -------------------
                                       AMOUNT                %       AMOUNT      % _
                             ---------------------------  -------  ----------  -------
Benefit for income tax at
  federal statutory rate     $    (1,952,083)              (34.0)% $ (328,478)  (34.0)%
Increase in valuation
  allowance                          502,103                 8.7      260,123    26.9
Expenses not deductible for
  tax purposes                     1,449,980                25.3       68,355     0.7
                             ---------------------------  -------  ----------  -------

                             $            -                  0.0%   $       -     0.0%
                             ===========================  =======  ==========  =======


7. CAPITAL STOCK

On October 8, 2003 the Company increased the authorized number of shares of common stock to 500,000,000 shares and the authorized number of shares of preferred stock to 10,000,000 shares.

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

8. PREFERRED STOCK

     During the year ended December 31, 2003 the Company's Board of Directors established a series of 1,000,000 redeemable, non-convertible shares of Series A preferred stock, $0.001 par value per share, that have voting rights equal to 300 votes per share of preferred stock and ranks senior to the common stockholders with respect to the winding up, liquidation or dissolution of the Company. The 1,000,000 shares of Series A preferred stock were issued to the CEO of the Company as compensation for his services, which gives him voting control of the Company. The Company has the option to redeem the preferred stock for $50,000 at any time. As such, the value placed on the preferred stock was $50,000, which was recorded in general and administrative expenses in the accompanying 2003 statement of operations.

9. STOCK OPTION PLANS

     In July 2003, the Company adopted the 2003 Stock Option Plan (the "Plan"). The purpose of the Plan is to maintain the ability of the Company to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company. Under the Plan, the aggregate number of shares of common stock that may be issued or optioned is 4,000,000. The maximum term of options granted under this Plan is ten years. The exercise price of incentive stock options must be equal or greater than the fair market value of common stock on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant.

     On August 1, 2003, the Company's Board of Directors authorized the issuance of options to purchase 4,000,000 shares of the Company's common stock to its CEO at $0.051 per share, which approximated fair market value. During 2003, options to purchase 2,700,000 shares of common stock were exercised and in lieu of the Company receiving cash proceeds from the CEO, the payable to the CEO was reduced by $80,942 and compensation of $56,758 was recorded. As such, as of December 31, 2003, options to purchase 1,300,000 shares of common stock remain outstanding under this Plan.

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related
Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation", requires use of option valuation models that were not developed for use in valuing employee stock options.

     Proforma information regarding net income and earnings per share is required by SFAS No. 123 and No. 148, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2003: risk-free interest rate of 5%; no dividend yield; weighted average volatility factor of the expected market price of the Company's common stock of 100%; and a weighted-average expected life of the options of one year.

                           THE WORLD GOLF LEAGUE, INC.
           SELECTED NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

9. STOCK OPTION PLANS, CONTINUED

     The Black-Scholes option valuation model was developed for use in estimating fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

     For purposes of proforma disclosures, the estimated fair value of the options is included in expense at the date of issuance. The Company's proforma information for the year ended December 31, 2003 is as follows:


Net  loss  available  to  common  stockholders           $(5,741,421)
                                                        ===========

Proforma  net  loss  available to common stockholders    $(5,776,391)
                                                         ===========

Proforma  basic  and  dilutive  loss  per  share         $     (0.02)
                                                          ===========


     During 2003, the Company entered into consulting agreements whereby the Company issued 6,300,000 shares of common stock, which were valued based on the fair market value of the stock on the date the terms of the agreement were agreed upon, and granted options to purchase 57,407,358 shares of common stock to various consultants that expire within 90 days from the date of grant. The options were granted with exercise prices below the fair market value of the stock at the time of grant. Using the Black Scholes Option Pricing Model these options resulted in $702,480 of expense recorded in the accompanying statement of operations for the year ended December 31, 2003. As of December 31, 2003 all of the stock options have been exercised, which resulted in net proceeds to the Company of $1,120,798.

     In  August  2003,  the  Company adopted the 2003 Non-Qualified Stock Option
Plan (the "NQ Plan") in order to attract and retain highly qualified and experienced directors, employees and consultants and to give such directors, employees and consultants a continued proprietary interest in the success of the Company. Under the NQ Plan, the Company may award up to 85,000,000 shares of its common stock or options to purchase its common stock to the directors, employees and consultants of the Company. All terms of the common stock, stock options or warrants granted under the Plan are at the discretion of the board of directors but will expire not more than ten years from the date of grant.

     During October and November of 2003 the Company entered into consulting agreements and, in accordance with the NQ Plan, issued 22,370,382 shares of common stock and options to purchase 25,000,000 shares of common stock at exercise prices ranging from $0.0216 to $0.03 per share with an expiration date within 45 days of the grant date, to a consultant of the Company for services performed. Based on the fair market value of the common stock on the date the terms of the agreement were agreed upon, the issuance of these shares resulted in the Company recording consulting expense of $784,482 and, using the Black Scholes Option Pricing Model, the stock options resulted in $197,000 of additional expense which is included in the accompanying 2003 statement of operations. Prior to December 31, 2003, the consultant exercised the stock options and the Company received proceeds of $560,000.

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

9. STOCK OPTION PLANS, CONTINUED

When valuing stock options granted to non-employees during 2003, the Company used the following assumptions:


Risk-free  interest  rate    5%
Dividend  yield             -0-
Volatility  factor          100%
Expected  life              45-90  days


10. COMMITMENTS AND CONTINGENCIES

                               LICENSE AGREEMENTS
                               ------------------

     During the year ended December 31, 2003 the Company began repurchasing certain of its license agreements based on separate agreed upon terms with the licensees. As of December 31, 2003 the Company paid approximately $535,000 and still owed approximately $65,000 to 3 former licensees for the repurchase of the licenses. These repurchases also resulted in the reduction of license fee receivable and deferred license fees of $442,000 in the accompanying balance sheet at December 31, 2003.

     Per certain of the license agreements, the Company is required to issue one share of its common stock for each two dollars of the initial license fee paid by the licensee. As of December 31, 2003 the Company is committed to issue 41,250 shares of its common stock to certain licensees once the installment payments on their initial license fee are received.

                                LEASE OBLIGATIONS
                                -----------------

     Effective December 8, 2003 the Company entered into a lease agreement for its office space in Altamonte Springs, Florida at $2,018 per month. The lease expires on November 30, 2004 with an option to renew for an additional year. Rent expense was approximately $34,000 and $32,355 during the years ended December 31, 2003 and 2002, respectively.

                                   LITIGATION
                                   ----------

     In July 2003, the Company entered into a Stipulated Injunction with the State of Florida Office of the Attorney General regarding a settlement of the Company's unpaid obligation to the winners of the 2001 World Golf League National Tournament. Pursuant to the Stipulated Injunction, the Company agreed that, after the payment of certain specific expenses, the Florida Attorney General would receive 60% of the proceeds the Company receives from the sale of its common stock by the former Novus stockholders (See Note 3). During the year ended December 31, 2003, the Company has paid $314,000 to the Florida Attorney General and executed a note payable to the winners of the 2001 World Golf League National Tournament for $300,000 in full settlement of this lawsuit. These notes bear interest at 5% per year and all principal and interest is due in September 2004.

     The Company is currently a party to certain litigation arising in the normal course of business. Management believes that such litigation will not have a material impact on the Company's financial position, results of operations or cash flows.

                           THE WORLD GOLF LEAGUE, INC.
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

10. COMMITMENTS AND CONTINGENCIES, CONTINUED

CONSULTING AGREEMENT
--------------------

     Effective July 31, 2003 the Company entered into a consulting agreement whereby the consultant is to provide various marketing services to the Company. The initial term of the agreement is for one year but may be extended for periods of not less than six months, which would include increases in the consultant's compensation of not less than 25%. At the commencement of the agreement, the consultant received 4,818,200 shares of the Company's common stock as payment for one-half of the consultant's initial costs. Per the agreement, the consultant is to be paid a commission of 25% of the membership fee for each new member generated and 25% for each membership renewal. If certain performance levels are achieved, the consultant is also eligible for cash bonuses ranging from $25,000 to $250,000 and stock bonuses ranging from 25,000 shares to 500,000 shares of the Company's common stock.

11. RELATED PARTY TRANSACTIONS

     Included in consulting expense for the years ended December 31, 2003 and 2002 is approximately $160,750 and $138,000, respectively, paid to the CEO of the Company for consulting services.

     During October 2003 the CEO of the Company advanced $33,000 to the Company. This payable is non-interest bearing, uncollateralized and due on demand.

     Included in accrued liabilities in the December 31, 2003 balance sheet is $50,000 of interest due to a stockholder of the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Certificate of Incorporation, as amended, provides to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                       $     481.46
Accounting fees and expenses                  10,000.00*
Legal fees and expenses                       35,000.00*
Miscellaneous                                  5,000.00
                                             -----------
                                 TOTAL       $50,481.46*
                                             ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     In February 2003, we issued 120,000,000 shares of our common stock, $.001 par value per share which were not registered under the Act to the former World Golf Florida shareholders pursuant to an Exchange Agreement whereby World Golf Florida became our wholly-owned subsidiary. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In August 2003, we issued 344,315 restricted shares of our common Stock pursuant to the Share Exchange Agreement discussed above. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In September 2003, we issued 1,000,000 shares of Series A Preferred Stock, that are entitled to three hundred (300) votes per common share (or an aggregate of 300,000,000 votes), which were not registered under the Act, to Michael Pagnano in consideration for services rendered to us as our Chief Executive Officer and as a Director. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In September 2003, we issued an individual 137,726 restricted shares of our common stock pursuant to the Exchange Agreement discussed above. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In October 2003, we issued Equity Growth, of which Tom Waite is the beneficial owner, 24,000,000 restricted shares of our common stock in consideration for services provided in connection with the reverse merger transaction. We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuances did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer. No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were paid by us.

     In October 2003, we issued two individuals an aggregate of 392,460 restricted shares of which 48,145 were subsequently cancelled and 433,837 shares were issued in 2004, which shares were issued pursuant to the Exchange Agreement. We claim the exemption from registration afforded by Rule 506 or Regulation D.

     In November 2003, we issued an individual 482,041 restricted shares of common stock pursuant to the Share Exchange Agreement discussed above. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act

     In December 2003, we issued an individual 295,000 restricted shares of common stock pursuant to the Share Exchange Agreement discussed above. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In January 2004, we issued an individual 344,315 restricted shares of common stock pursuant to the Share Exchange Agreement discussed above. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In January 2004, we issued an individual 120,510 restricted shares of common stock pursuant to the Share Exchange Agreement discussed above. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In February 2004, we issued 433,837 shares of our common stock, $.001 par value per share which were not registered under the Act, to a third former shareholder of World Golf Florida pursuant to the Exchange Agreement. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     In April 2004, we issued an aggregate of 1,666,665 shares of our common stock, $.001 par value per share which were not registered under the Act, to four (4) individuals in consideration for $20,000. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     Also in April 2004, we issued 500,000 to one individual in consideration for employment services. We claim an exemption from registration afforded by
Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient had access to information that would be included in a registration statement, took the shares for investment and not resale and we took appropriate measures to restrict transfer.

     In May 2004, we issued 999,999 shares of our common stock, $.001 par value per share, which were not registered under the Act, to three (3) individuals in a private placement for $15,000. We claim the exemption from registration afforded by Rule 506 of Regulation D under the Act.

     To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with an accredited investor on June 4, 2004 for the sale of
(i) $250,000 in convertible debentures and (ii) warrants to buy 2,500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants.

     The investors are obligated to provide us with an aggregate of $250,000 as follows:

     -    $100,000  was  disbursed  to  us  on  June  4,  2004;
     - $100,000 will be disbursed within five business days of this registration statement being declared effective; and
     - $50,000 has been retained for services provided to our company by various professionals, which shall be disbursed upon effectiveness of this registration statement;

     The debentures bear interest at 7%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholder's option. The convertible debentures are convertible into the number of our shares of common stock equal to the principal amount of the debentures being converted multiplied by 11, less the product of the conversion price multiplied by ten times the dollar amount of the debenture. The conversion price for the convertible debenture is the lesser of (i) $0.25 or (ii) eighty percent of the of the average of the five lowest volume weighted average prices during the twenty (20) trading days prior to the conversion. Accordingly, there is in fact no limit on the number of shares into which the debenture may be converted. In addition, the selling stockholder is obligated to exercise the warrant concurrently with the submission of a conversion notice by the selling stockholder. The warrant is exercisable into 2,500,000 shares of common stock at an exercise price of $1.00 per share.

     * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of World Golf League or executive officers of World Golf League, and transfer was restricted by World Golf League in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

ITEM  27.  EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean The World Golf League, Inc., a Delaware corporation.

Exhibit #     Exhibit Name
---------     ------------

3.1 Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Commission on April 26, 2002.

3.2 Certificate of Correction to the Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Commission on April 26, 2002.

3.3 Certificate of Amendment to the Certificate of Incorporation of the Registrant, incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Commission on April 26, 2002.

3.4 Certificate of Amendment to the Certificate of Incorporation of the Registrant, incorporated by reference to the Current Report on Form 8-K filed with the Commission on February 12, 2003.

3.5 Certificate of Amendment to the Certificate of Incorporation of the Registrant, incorporated by reference to the Current Report on Form 8-K filed with the Commission on March 21, 2003.

3.6 Certificate of Amendment to the Certificate of Incorporation of the Registrant, incorporated by reference to the Current Report on Form 8-K filed with the Commission on October 10, 2003.

3.7 Certificate of Designation for Series A Preferred Stock of the Registrant, incorporated by reference to the Current Report on Form 8-K filed with the Commission on October 10, 2003.

3.8 By-laws of the Registrant, as amended, incorporated by reference to the Registrant's Registration Statement on Form 10-SB filed with the Commission on April 26, 2002.

4.1 Securities Purchase Agreement dated June 2004 entered between the Company and Golden Gate Investors, Inc.

4.2 Convertible Debenture dated June 2004 entered between the Company and Golden Gate Investors, Inc.

4.3 Warrant to Purchase Common Stock dated June 2004 issued to Golden Gate Investors, Inc.

4.4 Registration Rights Agreement dated June 2004 entered between Golden Gate Investors, Inc. and the Company

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith)

10.1 Stock Exchange Agreement, dated as of January 31, 2003 between Novus Laboratories and The World Golf League, Inc., incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Commission on February 20, 2003.

10.2 Consulting Agreement with PHIBRI Holdings (Phil Esposito), dated as of March 16, 2004

10.3      Consulting Agreement  with  Fred  Funk,  dated  as  of  April 26, 2004

23.1      Consent of Ham, Langston & Brezina, LLP, Independent Auditors

23.2      Consent of legal counsel (see Exhibit 5.1)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Longwood, State of Florida, on July 27, 2004.

                        THE WORLD GOLF LEAGUE, INC.


                   By: /s/ Michael S. Pagnano
                       ---------------------------------------
                       Michael S. Pagnano, President, CEO and
                       Director

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                   TITLE                                  DATE

/s/ Michael S. Pagnano      President, Chief Executive Officer     July 27, 2004
-----------------------     and Director
    Michael S. Pagnano


                            Director                               July 27, 2004
-----------------------
    William Page

/s/ King Simmons            Director                               July 27, 2004
-----------------------
    King Simmons